                                                                    Exhibit 3.15
                                                                    ------------

                                                                      Form No. 1
                                                                  Section 48-202
                                                                      For Profit

                                    CHARTER

                                      OF

                 Carl's Mid South Rent-All Center Incorporated

     The undersigned natural person or persons, having capacity to contract and acting as the incorporator or incorporators of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

     1. The name of the corporation is Carl's Mid South Rent-All Center Incorporated.

     2.   The duration of the corporation is Perpetual.

     3. The address of the principal office of the corporation in the State of Tennessee shall be 1044 South Riverside Drive, Clarksville, Tennessee; County of Montgomery, Tennessee.

     4.   The corporation is for profit.

     5.   The purpose or purposes for which the corporation is organized are:



     6. The maximum number of shares which the corporation shall have the authority to issue is one thousand (1000) shares, with $1.00 par value.

     7. The corporation will not commence business until consideration of one thousand Dollars ($1,000) has been received for the issuance of shares (not less than $1,000).

     8.   Other provisions


          Dated   April 2, 1985

                                        /s/ JOSEPH C. WELCH
                                        ------------------------------
                                        (Incorporator or Incorporators)